       As filed with the Securities and Exchange Commission on February 27, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PENEDERM INCORPORATED
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      2834
(State or other jurisdiction of               (Primary Standard Industrial
incorporation or organization)                Classification Code Number)

                                   77-0146116
                     (I.R.S. employer identification number)

            320 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA 94404, (650) 358-0100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                LLOYD H. MALCHOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PENEDERM INCORPORATED
                               320 LAKESIDE DRIVE
                          FOSTER CITY, CALIFORNIA 94404
                                 (650) 358-0100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                             RICHARD FRIEDMAN, ESQ.
                        Heller Ehrman White & McAuliffe
                              525 University Avenue
                           Palo Alto, California 94301
                              (650) 324-7000(phone)
                              (650) 324-0638 (fax)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                      PROPOSED          PROPOSED
                                       AMOUNT          MAXIMUM           MAXIMUM
TITLE OF SHARES TO BE REGISTERED        TO BE      OFFERING PRICE       AGGREGATE          AMOUNT OF
                                     REGISTERED     PER SHARE (1)    OFFERING PRICE    REGISTRATION FEE
==========================================================================================================
  Common Stock, $.01 par value..     1,225,000         $10.35         $12,678,750           $3,741
==========================================================================================================

(1) Estimated in accordance with Rule 457(c) for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on February 23, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

        PROSPECTUS
                              PENEDERM INCORPORATED
                        1,225,000 Shares of Common Stock



                All of the 1,225,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Penederm Incorporated ("Penederm" or the "Company") covered by this Prospectus may be offered for sale for the account of the stockholder of the Company (the "Selling Stockholder") described herein under the heading "Selling Stockholder." 1,200,000 of the Shares are issuable pursuant to a Common Stock Investment Agreement, dated January 21, 1998, between the Company and the Selling Stockholder (the "Investment Agreement") and 25,000 of the Shares are issuable upon exercise of a warrant issued to the Selling Stockholder (the "Warrant") in connection with the Investment Agreement. See "Selling Stockholder."

                The Company's Common Stock is traded on the Nasdaq National Market under the symbol "DERM". On February 26, 1998, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $11.375 per share.

                Shares offered by this Prospectus by the Selling Stockholder may be offered for sale from time to time by the Selling Stockholder at such prices and on such terms as may then be obtainable in negotiated transactions or otherwise. See "Plan of Distribution". This Prospectus may be used by the Selling Stockholder or by any broker-dealer who may participate in sales of securities covered hereby. The Selling Stockholder and the brokers and dealers through whom such sales are effected may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholder will pay all commissions, transfer taxes, and certain other expenses associated with the sales of securities by them. Pursuant to an agreement with the Selling Stockholder, the Company has paid the expenses of the preparation of this Prospectus and certain other expenses. The Company has also agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act.

                Penederm has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Penederm and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.



          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                THE DATE OF THIS PROSPECTUS IS ___________, 1998

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

         (i) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997; and

        (ii) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A of Penederm Incorporated, a California corporation which was the predecessor to the Company ("Penederm California"), filed pursuant to Section 12 of the Exchange Act on October 25, 1993 and of the Common Stock Purchase Rights contained in Penederm California's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 27, 1996, each as amended by the Company's Current Report on Form 8-K filed on August 1, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Penederm Incorporated, 320 Lakeside Drive, Foster City, California 94404, Attention: President, telephone
(650) 358-0100.

                                  RISK FACTORS

        In addition to the other information contained in this Prospectus or incorporated herein by reference, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby. These factors, among others, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements made by the Company in this Prospectus.

        Uncertainty of Early Commercialization Efforts and Market Acceptance of Prescription Products. Although the Company has invested significant expenditures in the launch of both Avita and Mentax in 1996 and 1997, the products have achieved only modest market shares and will continue to face manufacturing, sales and marketing, market acceptance and other risks associated with the continued commercialization of prescription pharmaceutical products. The Company will face certain risks related to the initial launch of its Avita gel product and Acticin product in 1998. The Company relies on third-party contract manufacturers for commercial production of all of its products. There can be no assurance that the Company will be able to obtain contract manufacturing of adequate quantities on a timely basis or on commercially acceptable terms, if at all, for its products. The Company has commenced marketing in the United States prescription products through a pharmaceutical specialty contract sales force which will be replaced by its own direct, employee-based sales force in early 1998. The Company has no experience developing or managing a sales force and limited experience promoting prescription products, and there can be no assurance that the Company will be able to manage the sales force transition without customer disruption, or establish and maintain a successful marketing and sales effort. A number of factors may limit the market acceptance of the Company's products, including the timing of market entry, the availability of alternative products, the price of the Company's products relative to alternative products, the availability of third-party reimbursement, acceptance by prescribing physicians, managed care providers and patients, the nature of publicity regarding the products (if any), and the extent of marketing efforts by the Company's collaborators or partners (if any). The Company's products will be subject to continued post-market review which may result in restrictions on marketing or withdrawal of any such products from the market. There can be no assurance that prescribing physicians, managed care providers or patients will demand the products in quantities consistent with expectations of public market analysts and investors. The failure of such products to receive market acceptance could have a material adverse effect on the Company's operating results or the market price of the Company's Common Stock.

        Competition and Technological Change. The Company faces significant competition from, among others, large pharmaceutical companies with established dermatology divisions. The Company believes that its principal competition with respect to Mentax are products marketed by Allergan Inc., Johnson & Johnson and Novartis (formerly Sandoz Pharmaceuticals). The Company believes that its principal competition with respect to Avita initially are the retinoic acid products marketed by Johnson & Johnson and Galderma. Such Johnson & Johnson products have been on the market for many years and have substantially all of the market share for prescription acne treatments. The Company is aware of other newly-approved novel acne treatments that may present substantial competition for Avita, including another Johnson & Johnson tretinoin gel product and a new topical retinoid product from Galderma that are both being promoted as less irritating. Most of the Company's competitors have substantially greater financial, technical, production, marketing and regulatory experience and resources, larger sales and marketing forces and more experience than the Company in developing, commercializing and marketing drug and skin care products. There can be no assurance that the Company's existing and proposed products, including Avita and Mentax, will compete successfully with the existing and proposed products of the Company's competitors, and the failure of the Company's products to do so would have a material adverse effect on the Company's operating results.

                         -------------------------------

        The following trademarks of Penederm are used in this Form S-3:
Avita(TM), Mentax(R) and Acticin(TM).

        The Company's current products and those under development are based on relatively new technologies. The Company expects technological developments in its business to occur at a rapid rate and believes that competition may intensify as technological advances in the field are made and become more widely known. In recent years, several other companies have been formed and, in certain instances, are collaborating with large pharmaceutical companies, to develop specific drug delivery systems or drug or skin care products that might compete directly with the Company's technologies and products. Delivery systems and products developed by the Company's competitors may be superior to, or gain greater or faster market acceptance than, the Company's drug delivery systems and products. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or that would render the Company's products and technologies obsolete or noncompetitive.

        Dependence on Sole Suppliers and Third Party Manufacturers. The Company is dependent on third parties for both the supply of raw materials used to produce TopiCare Delivery Compounds and finished products and the manufacturing of these compounds and products. One of the materials used in TopiCare Delivery Compounds is currently available from only one supplier, Bayer Corporation. The Company currently obtains certain other raw materials, including butenafine and retinoic acid, from other sole sources. The Company currently secures many of these supplies pursuant to purchase orders or contracts that are terminable on short notice. In the event of termination or breach by a supplier or other failure to continue to supply materials, the Company would be required to secure and qualify an alternate supplier. Although the Company has not experienced difficulty acquiring raw materials, maintains significant inventories of these materials and believes it could qualify alternate suppliers for these materials, there can be no assurance that interruptions in supplies will not occur in the future or that the Company would be able to timely secure the materials necessary to produce its products so as to not experience a disruption in manufacturing if a supplier breached or terminated its contract and the Company experienced a disruption in supply. Any significant interruption in the supply of raw materials could have a material adverse effect on the Company's ability to produce its compounds and finished products and its operating results.

        The Company neither has nor plans to acquire the equipment and facilities necessary to manufacture its current and future products and is and will be dependent upon third-party contract manufacturers for commercial production of all of its existing and proposed products. The Company currently secures the manufacture of its products pursuant to contracts or purchase orders. In the event of breach by a manufacturer or other failure to provide manufacturing services, the Company would be required to secure and qualify an alternate manufacturer, which could delay production and sale of the Company's products. In addition, because the Company must contract for the manufacture of its products, the Company has little control over the production of finished products and the associated raw materials costs. There can be no assurance that the Company will continue to be able to obtain contract manufacturing on commercially acceptable terms, if at all, for its products in the quantities required. Quality control and manufacturing problems have arisen from time to time, and there can be no assurance that future manufacturing or quality control problems will not arise at the plants of the Company's contract manufacturers or that such manufacturers will be able to maintain the necessary licenses from governmental authorities to continue or to commence manufacturing the Company's products. For example, in 1994 one of the Company's contract manufacturers had certain regulatory deficiencies which led to the Company removing the manufacturer from its drug application and qualifying a new manufacturing site. There can be no assurance that the Company will be able to secure the timely and cost-efficient manufacture of its products in accordance with FDA requirements from these independent parties, and the inability of the Company to do so could have a material adverse effect on the Company's operating results.

        Marketing and Sales Uncertainties; Dependence on Collaborative Partners for Product Distribution. In 1997, the Company commenced marketing in the United States prescription products through a pharmaceutical specialty contract sales force specializing in pharmaceuticals and solely dedicated to Penederm products. In early 1998, Penederm began the transition to a direct, employee-based sales force. Although the sales force is partially comprised of representatives that previously worked for the contract sales force, and that the reorganized sales force consists of personnel with experience promoting principally dermatological products, none of the sales representatives has experience working under the direction of the Company or the experience promoting its products for a substantial period of time and certain of its representatives may not have experience promoting dermatological products. Accordingly, the ongoing training and management of the sales force will require significant management attention and cost. The Company has no experience establishing, training or managing a sales force and has limited experience promoting prescription products. There can be no assurance that the Company will be able to successfully train and maintain a sales force or that such sales force will be able to commercialize

Avita, Mentax, Acticin or any of the Company's other products successfully. The inability to establish a successful sales effort would have a material adverse effect on the Company's operating results.

        The Company's strategy for the distribution of certain of its products, including prescription products in certain geographic territories, requires entering into various arrangements with corporate collaborators such as Schering-Plough HealthCare Products ("Schering-Plough"), Warner Wellcome Consumer Health Products ("Warner"), UCB Group of Belgium ("UCB"), Pharmascience Inc., SmithKline Beecham, and Mylan. Revenues from these agreements constituted substantially all of the Company's revenues in 1996. These agreements often are of short duration, terminable with little or no notice and subject to periodic amendment. Although the Company believes parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities are not within the control of the Company. There can be no assurance that such parties will perform their obligations, that the agreements will not be terminated or renegotiated or that the Company will derive any revenue from such arrangements. Any such event could have a material adverse effect on the Company's operating results. The Company intends to seek additional collaborative arrangements to commercialize certain of its products. There can be no assurance that the Company will be able to negotiate acceptable collaborative arrangements in the future, or that current or future collaborative arrangements will be successful.

        In 1997, no customer accounted for more than 10% of the Company's revenues.

        Fluctuations in Quarterly Results; History of Operating Losses. The Company's future operating results may be subject to significant quarterly variations based on a wide variety of factors, including, but not limited to, the timing of regulatory notifications and approvals, the commercial success of Avita and Mentax in the United States, the timing of the commercial introduction of other products both in the United States and abroad, the timing and extent of marketing efforts by the Company and its partners, the timing of contract payments to and from the Company, the introduction of competing products by other companies, the pricing of existing and future products by the Company's competitors, the publication of clinical results from the Company's products under development, interruptions in the supply of raw materials necessary to produce the Company's products, and interruptions or delays in the manufacturing of such products. In addition, sales of a product upon initial market introduction generally include a significant amount of initial orders for inventory by wholesalers and distributors and are not necessarily indicative of actual demand for the product by patients and physicians. There can be no assurance that distributors or wholesalers will be able to forecast demand for product accurately. Fluctuations in operating results will occur to the extent that resales do not meet distributors' or wholesalers' expectations. The Company's expense levels are based, in part, on its expectations of future sales levels and have increased significantly in 1997 with the launch of Avita and Mentax. The Company's selling expense will increase significantly in 1998 as the Company makes the transition from a contract sales force in 1997 to a direct sales force that is employee based. The Company may be unable to estimate accurately when revenues will be realized from the sales of these and other products. If sales are below expectations or the release of products is delayed, the Company's quarterly and annual operating results will be adversely affected, which would have a material adverse effect on the market price of the Company's Common Stock. In any event, it is likely that in future quarters the Company's operating results may from time to time be below the expectations of public market analysts and investors, which also could have a material adverse effect on the price of the Company's Common Stock.

        The Company is in the early stages of commercializing its products and developing collaborative relationships. To date, the Company has generated only limited revenues from the sale of its products and from licensing arrangements. As of December 31, 1997 the Company had accumulated net losses of approximately $51.1 million. To achieve profitable operations, the Company must, among other things, successfully market its existing products, develop and market new products and may need to establish significant long-term collaborative relationships with other pharmaceutical companies. The Company's products under development will require significant additional development, laboratory and clinical testing, regulatory approvals and investment prior to commercialization. The Company may continue to incur significant additional operating losses depending principally on the market acceptance of the Company's products, the success of product development efforts, the timing of potential FDA approvals and subsequent launch of the drug products, the timing of expenditures and other related factors. There can be no assurance that the Company will achieve profitability.

        Government Regulation; No Assurance of Product Approvals. The research, testing, manufacture and marketing of drug products is subject to extensive regulation by numerous regulatory authorities in the United States and other countries. Failure to comply with FDA or other applicable regulatory requirements may subject a company to administrative or judicially-imposed sanctions such as civil penalties, criminal prosecution, injunctions, product seizure or detention, product recalls, total or partial suspension of production and FDA refusal to approve pending premarket approval applications or supplements to approved applications. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. Furthermore, such approval process is extremely expensive and uncertain. There can be no assurance that the Company will be able to obtain the labeling claims necessary or desirable for the promotion of those products. FDA requirements prohibit the marketing or promotion of a drug for unapproved indications. Furthermore, regulatory marketing approval may entail ongoing requirements for postmarketing studies. Even after regulatory approval is obtained, whether for Avita or Mentax or potential future products of the Company, a marketed product, its manufacture and its manufacturing facilities are subject to continued regulatory review and periodic inspection by the FDA. Later discovery of previously unknown problems or failure to comply with applicable regulatory requirements may result in penalties such as restrictions on a product's marketing or withdrawal of the product from the market.

        Prior to the submission of premarket approval applications, drugs developed by the Company must undergo rigorous preclinical and clinical testing, which may take several years and the expenditure of substantial resources. Before commencing clinical trials in humans, the Company must submit to the FDA and receive clearance of an investigational new drug application ("IND"). There can be no assurance that submission of an IND for future clinical testing of any products under development or other future products of the Company would result in FDA authorization to commence clinical trials or that the Company will be able to obtain the necessary approvals for future clinical testing in any foreign jurisdiction. Further, there can be no assurance that if such testing of products under development is completed, any such drug compounds will be accepted for formal review by the FDA or any foreign regulatory body or approved by the FDA for marketing in the United States or by any such foreign regulatory bodies for marketing in particular foreign jurisdictions.

        The Company's research and development involves the controlled use of hazardous materials, including but not limited to chemicals, fungi and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the coverage limits of or not be covered by the Company's insurance and could have a material adverse effect on the Company's operating results.

        Uncertainty of Future Product Development. The future success of the Company will be dependent upon development of new products that obtain regulatory approval and market acceptance. Such development will require that the Company successfully identify appropriate products, compounds or technologies and that the Company obtain any necessary rights thereto. The Company's strategy for the development of future products requires entering into various arrangements with third party development partners, licensors and licensees, such as Kaken Pharmaceutical Co. Ltd. ("Kaken"), Schering-Plough Healthcare Products, Inc., Wisconsin Alumni Research Foundation ("WARF") and Renaissance Corporation ("Renaissance"). The development of new pharmaceutical products is subject to a number of significant risks and uncertainties. Potential products, compounds or technologies that appear to be promising at various stages of development may not receive regulatory approval, reach the market or achieve widespread use for a number of reasons. In any event, development of new products will subject the Company to significant product development costs for which the Company may never receive revenue or for which revenue may be significantly delayed. In addition, the Company may be required to pay royalties or other license development or commercialization fees, which could have a material adverse effect on the profitability of such products to the Company. There can be no assurance that the Company will be able to in-license products, compounds or technologies on terms financially acceptable to the Company, successfully develop potential products, obtain regulatory approval for any such products, obtain necessary support from third party collaborators, or successfully commercialize such products, and the inability of the Company to do so could have a material adverse affect on the Company's operating results.

        Proprietary Technology; Patent Protection. The Company's success, competitive position, revenue and profits, if any, will depend in part upon its ability to obtain patent protection in various jurisdictions related to the technologies and processes it possesses and the technologies and products it develops. The University of California has obtained three United States and 17 foreign patents for the technology underlying the TopiCare Delivery Compounds and has licensed these patents to the Company on a worldwide exclusive basis for the life of the patents. These patents will expire in 2007 and 2008. Under the license arrangement, the University of California is required to file, prosecute and maintain foreign patent applications as requested by the Company at the Company's expense. The Company has licensed rights to certain patented compounds from

Kaken, WARF, and Renaissance and in the future may license patented compounds from other parties. Any failure by these parties properly to file, prosecute or maintain any such patents licensed by the Company could materially adversely affect the Company's operating results.

        The Company has filed and intends to file additional patent applications, when appropriate, relating to its technologies, improvements to its technologies and specific products that it develops and to direct the University of California to file any additional patent applications where appropriate. The Company has filed two United States patent applications, one of which has a corresponding Patent Cooperation Treaty application, and also has four foreign patent applications pending. The scope and breadth of patent protection with respect to pharmaceutical products is uncertain and involves complex legal, scientific and factual questions. Accordingly, it is impossible to anticipate the breadth or degree of protection that any such patents will afford. Furthermore, there can be no assurance that litigation seeking to challenge such patent protection will not be brought against the Company or the University of California or that the Company's or the University of California's patents will not be successfully challenged. The expenses involved in any patent litigation can be significant and cannot be estimated by the Company. In addition, there can be no assurance that the scope and validity of the Company's or the University of California's existing or future patents, if any, will prevent third parties from developing similar or competing products.

        Third parties may hold or be issued patents which the Company's technology may infringe. The Company could incur substantial costs in defending itself and its collaborative partners against any resulting claims. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief which could effectively block the Company's ability to further develop or commercialize its products in the United States and abroad, and could result in the award of substantial damages. In the event of a claim of infringement, the Company may be required to obtain one or more licenses from third parties. There can be no assurance that the Company will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on the Company's operating results.

        In July 1996, Johnson & Johnson filed a complaint in federal district court alleging that the Company's Avita gel formulation infringes a Johnson & Johnson patent. The parties entered into a settlement agreement in December 1996 pursuant to which the Company agreed not to market the Avita gel formulation before the expiration of the Johnson & Johnson patent in January 1998.

        The Company also relies upon unpatented trade secrets and know-how. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology or that the Company can meaningfully protect its rights to its unpatented trade secrets.

        The PTO has recently adopted changes to United States patent law which changed the term of issued patents, subject to certain transition periods, to 20 years from the date of filing rather than 17 years from date of issuance. For applications filed after June 7, 1995, the patent term will be 20 years from the earliest effective filing date of the priority patent application. Such change may reduce the effective term of protection for patents that are pending for more than three years in the PTO. While the Company cannot predict the effect that such changes will have on its business, the adoption of such changes could have a material adverse effect on the Company's ability to protect its proprietary information and sustain the commercial viability of its products. Furthermore, the possibility of shorter terms of patent protection, combined with the lengthy FDA review process and possibility of extensive delays in such process, could effectively further reduce the term during which a marketed product could be protected by patents.

        Uncertainty of Pharmaceutical Pricing and Reimbursement. The Company's business may be materially adversely affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care in general and drugs in particular. For example, in most international markets, pricing of prescription pharmaceuticals is subject to government price controls. In these markets, once marketing approval is received, pricing negotiation could take another six to 12 months or longer. In the United States there have been, and there may continue to be, federal and state proposals to implement similar government price controls. In addition, an increasing emphasis on managed care and consolidation of hospital purchasing in the United States has and will continue to put pressure on pharmaceutical pricing. Such proposals, if adopted, and such initiatives could decrease the price that the Company receives for any current or future products and thereby have a material adverse effect on the Company's business, financial condition and results of operations. Further, to the extent that such proposals or initiatives have a material adverse effect on pharmaceutical companies that are collaborators or prospective collaborators for certain of the Company's products, the Company's ability to commercialize its products may be materially adversely affected. In addition, price competition may result from competing product sales, attempts to gain market share or introductory pricing programs, which would have a material adverse effect on the Company's business, financial condition and results of operations.

        The Company's ability to commercialize its products may depend in part on the extent to which reimbursement for such products and related treatments will be available from government health administration authorities, private health insurers and other third-party payors. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and third-party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that any third-party insurance coverage will be available to patients for any of the Company's products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting the level of reimbursement for new therapeutic products, and be refusing, in some cases, to provide coverage or reimbursement for indications for which the FDA has not granted marketing clearance. Moreover, reimbursement may be denied even for FDA-approved indications. If adequate coverage and reimbursement levels are not provided by the government and third-party payors for the Company's products, the Company's business, financial condition and results of operations would be materially adversely affected.

        Dependence on Key Personnel. The success of the Company is dependent upon its ability to retain and attract highly qualified scientific, management and marketing personnel. The Company faces intense competition for personnel from other companies, academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in attracting and retaining key personnel. The loss of key personnel, or the inability to attract and retain the additional, highly-skilled employees required for the expansion of the Company's activities, could adversely affect its business.

        Risk of Product Liability Claims; No Assurance of Adequate Insurance. Testing, manufacturing and marketing of the Company's products entail a risk of product liability. In addition, third-party manufacturers of certain drugs and skin care agents used by the Company in its products have limited contractual responsibility for product liability. Although the Company has obtained aggregate product liability insurance coverage in the amount of $3,000,000, there can be no assurance that the existing coverage is adequate for current operations. Furthermore, this existing coverage may not be adequate as the Company further develops products, and there can be no assurance that additional insurance coverage will be available in the future at an acceptable cost, if at all. Failure of the Company to prevail on a product liability claim could have a material adverse effect on the Company's operating results. In addition, the Company could incur substantial costs in defending a claim, even where that claim was ultimately unsuccessful, and defense of any such claim could divert management's efforts and attention from the Company's business and have a material adverse effect on the Company's operating results.

        Volatility of Stock Price. The Nasdaq National Market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the Common Stock, like the stock prices of many publicly traded pharmaceutical and biotechnology companies, has been, and may continue to be, highly volatile. Announcements of technological innovations or new commercial products by the Company or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of biotechnology and pharmaceutical products and economic and other external factors, as well as period-to-period fluctuations in financial results, among other factors, may have a material adverse effect on the market price of the Common Stock.

                               SELLING STOCKHOLDER

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by the Selling Stockholder as of February 26, 1998. Because the Selling Stockholder may sell some or all of the Shares offered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the actual amount of Shares that will be held by the Selling Stockholder after completion of such distribution. See "Plan of Distribution".

        The Selling Stockholder has not had a material relationship with the Company within the past three years, except as a result of entering into the Investment Agreement with the Company.


                                          Common Stock          Common Stock        Common Stock
                                       Beneficially Owned           to be        Beneficially Owned
                                      Prior to Offering (1)         Sold          After Offering (1)
                                      ---------------------     -------------    -------------------
Holder                                 Number      Percent                         Number      Percent
------                                 ------      -------                         ------      -------
Promethean Investment Group,            25,000        *           1,225,000          --           --
L.L.C.

        TOTALS                          25,000        *           1,225,000          --           --
                                        ======    ==========      =========        ======      =======

----------
     *    Less than one percent.

    (1) The Selling Stockholder is deemed to beneficially own the 25,000 Shares issuable upon exercise of the Warrant.

          The Shares offered hereby by the Selling Stockholder may be acquired pursuant to a Common Stock Investment Agreement dated as of January 21, 1998 (the "Investment Agreement") between the Company and the Selling Stockholder, and upon exercise of the Warrant. Under the Investment Agreement, the Company may request that the Selling Stockholder purchase up to $10,000,000 of shares of Common Stock in tranches through April 2000. Under certain circumstances, the Company may deliver to the Selling Stockholder notices (each, a "Put Notice") stating a dollar amount (a "Dollar Amount") of Common Stock which the Company intends to sell to the Selling Stockholder within the next 35 business days (a "Purchase Period"). Following the delivery of each Put Notice, the Selling Stockholder, subject to the terms and conditions of the Investment Agreement, must purchase within the corresponding Purchase Period such number of shares of Common Stock with a value equivalent to the Dollar Amount of the Put Notice. Under the terms of the Investment Agreement, the Selling Stockholder may require the Company to sell to it shares with a value in excess of the Dollar Amount. The timing of the delivery of Put Notices will be determined by the Company, though the timing of purchases within each Purchase Period will be determined by the Selling Stockholder.

          The Selling Stockholder has represented to the Company that it will acquire the Shares from the Company without any present intention of effecting a distribution of those shares. However, in accordance with the Investment Agreement, the Company agreed to register the Shares for resale by the Selling Stockholder to permit such resales from time to time in the market or in privately-negotiated transactions. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act to keep it effective for a period of three years.

The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.


                              PLAN OF DISTRIBUTION

        All or a portion of the Shares offered hereby by the Selling Stockholder may be delivered and/or sold in transactions from time to time on the over-the-counter market, on the Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices and/or may also be used to cover any short positions previously established. The Selling Stockholder may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder. The Selling Stockholder and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholder with respect to the Shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

        Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

        Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the Resale of Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholder.

        The Selling Stockholder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus. The Company has not made any underwriting arrangements with respect to the sale of Shares offered hereby.


                                 USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholder.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Heller Ehrman White & McAuliffe, Palo Alto, California, counsel to the Company in connection with the offering.


                                     EXPERTS

        The consolidated financial statements of Penederm appearing in Penederm's Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

        Securities and Exchange Commission
               Registration Fee.................................................... $ [ 3,741]
        Legal fees and expenses....................................................   [12,500]
        Accounting fees and expenses...............................................   [12,000]
        Miscellaneous..............................................................   [ 1,759]
        Total...................................................................... $ [30,000]


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article TENTH of the Company's Certificate of Incorporation provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the Delaware General Corporation Law. Article TENTH of the Company's Certificate of Incorporation provides as follows:

        "TENTH.     A. RIGHT TO INDEMNIFICATION Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

                      B. RIGHT OF CLAIMANT TO BRING SUIT If a claim under Paragraph A of this Article TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                      C. NON-EXCLUSIVITY OF RIGHTS The rights conferred on any person by Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or of disinterested directors, or otherwise.

                      D. EXPENSES AS A WITNESS To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                      E. INDEMNITY AGREEMENTS The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the corporation's Certificate of Incorporation.

                      F. EFFECT OF REPEAL OR MODIFICATION Any repeal or modification of this Article TENTH shall not adversely affect any right of indemnification of a director or officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

                      G. SEPARABILITY Each and every paragraph, sentence, term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

                      H. INSURANCE The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law."

        The Company has obtained insurance to indemnify its officers and directors for liability incurred in serving the Company up to a maximum amount of $3,000,000, including the costs of defense with respect to any such alleged activity.


ITEM 16.  EXHIBITS

  Exhibit      Description
  -------      -----------------------------------------------------------------


  4.1 Common Stock Investment Agreement between Registrant and the Selling Stockholder, dated January 21, 1998

  5.1          Opinion of Heller Ehrman White & McAuliffe

 23.1          Consent of Heller Ehrman White & McAuliffe
               (filed as part of Exhibit 5.1)

 23.2          Consent of Ernst & Young LLP, Independent Auditors

 24.1          Power of Attorney (see page II-5)

----------


ITEM 17.  UNDERTAKINGS

        A.     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on February 26, 1998.
                                       PENEDERM INCORPORATED

                                       /s/ LLOYD H. MALCHOW
                                       -----------------------------------------
                                       Lloyd H. Malchow
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Lloyd
H. Malchow and Michael Bates his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Signature                                 Title                             Date
           ---------                                 -----                             ----
     /s/ LLOYD H. MALCHOW            President, Chief Executive Officer and     February 26, 1998
-----------------------------        Director (Principal Executive Financial
       Lloyd H. Malchow              Officer)

     /s/ MICHAEL A. BATES            Chief Financial Officer (Principal         February 26, 1998
-----------------------------        Financial and Accounting Officer)
       Michael A. Bates

     /s/ DAVID E. COLLINS            Chairman of the Board                      February 26, 1998
-----------------------------
       David E. Collins

     /s/ ROBERT F. ALLNUTT           Director                                   February 26, 1998
-----------------------------
       Robert F. Allnutt

     /s/ WILLIAM I. BERGMAN          Director                                   February 26, 1998
-----------------------------
      William I. Bergman

     /s/ MARK J. GABRIELSON          Director                                   February 26, 1998
-----------------------------
      Mark J. Gabrielson

     /s/ HARVEY S. SADOW             Director                                   February 26, 1998
-----------------------------
    Harvey S. Sadow, Ph.D.

     /s/ GERALD D. WEINSTEIN         Director                                   February 26, 1998
-----------------------------
   Gerald D. Weinstein, M.D.

                              PENEDERM INCORPORATED

                                Index to Exhibits



  Exhibit No.          Description
----------------       ---------------------------------------------------------
  4.1                  Common Stock Investment Agreement between Registrant and
                       the Selling Stockholder, dated January 21, 1998

  5.1                  Opinion of Heller Ehrman White & McAuliffe

 23.1 Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)

 23.2                  Consent of Ernst & Young LLP, Independent Auditors

 24.1                  Power of Attorney (See Page II-5)

----------